SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                       FORM 8-K
                    CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(d)
       OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2011


              SCIENTIFIC INDUSTRIES, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	  000-6658         04-2217279
_______________  ____________	__________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                    70 Orville Drive
                 Bohemia, New York 11716
______________________________________________________
     (Address of principal executive offices)


                    (631) 567-4700
______________________________________________________
Registrant's telephone number, including area code


                    Not Applicable
______________________________________________________
(Former name or former address, if changed since last report)




ITEM 8.01	OTHER EVENTS

Registrant announced on on May 17, 2011 that it has agreed in principle with a privately held corporation to acquire the licenses and sublicenses, including one with the Company, held by that company with respect to patents owned by the University of Maryland Baltimore County ("UMBC") related to bioprocessing products, systems and methods.

Consummation of this acquisition will be subject to satisfaction of specific onditions, including the execution of a purchase agreement, and related research and development and non-competition agreements, receipt of consents from UMBC and satisfactory results of the Company's due diligence. The anticipated purchase price will be approximately $890,000 payable in cash, a long term promissory note and shares of the Company's common stock, plus a contingent amount payable from fees and royalties received by the Company under the licenses and sublicenses acquired. No assurance can be given that a purchase agreement will be executed or that the proposed purchase will be effected.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) not applicable

(c) Exhibits

Exhibit No.        Exhibit
__________        _________________________
10A-1             Copy of Press Release.










                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SCIENTIFIC INDUSTRIES, INC.
                             (Registrant)


                             Date:  May 17, 2011

			           By: /s/ Helena R. Santos
                             _________________________
                             Helena R. Santos,
			           President and Chief Executive
 			           Officer